UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2005

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On July 29, 2005, Washington Trust Bancorp, Inc. (the “Corporation”) and its subsidiary The Washington Trust Company (the “Bank”) appointed Galan G. Daukas as Executive Vice President of Wealth Management effective on August 30, 2005. The information set forth under Item 5.02(c) of this report is incorporated in this Item 1.01 by reference.

Under the terms of his at-will employment arrangement, Mr. Daukas will receive an annual salary of $285,000 (payable on a bi-weekly basis) or such higher amount as may be determined from time to time by the Board. Beginning in 2006, Mr. Daukas will be eligible for incentive compensation under the Annual Performance Plan (the “APP”). [The target bonus payment for Executive Vice Presidents under APP is 30% of salary.] Beginning in 2006, Mr. Daukas will also be eligible for a Business Building Incentive (“BBI”) based upon achievement of targeted growth rates of pre-tax earnings, revenues, and net new assets under management for the Wealth Management division. The target annual payment for the BBI is $200,000, with a range of 0% to 150% based upon actual performance. Mr. Daukas will be eligible for equity grants in such number, at such times and on such other terms as may be approved by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), in its sole discretion. He will be eligible to participate in any and all employee benefit plans generally available to other executive officers of the Bank. He will also be eligible for perquisites generally provided to other executive officers. The Bank has also entered into an Executive Severance Agreement with Mr. Daukas that would provide Mr. Daukas with two years of salary, incentive payment and benefit continuation in the event of termination of employment under certain circumstances in connection with a Change-in Control (as defined in the agreement) of the Corporation or the Bank.

In connection with his employment, Mr. Daukas will be relocating to Rhode Island. The Bank has agreed to reimburse Mr. Daukas for reasonable moving and related expenses, including the payment of applicable taxes on such payments. He is also eligible to receive a one-time signing bonus of $285,000 to be paid within one hundred days from the start of his employment. Upon his first date of employment, he will be granted 5,000 Restricted Shares of the Corporation, which will become vested upon the 5-year anniversary of his first date of employment. He will also be granted a Nonqualified Stock Option to acquire 20,000 shares of the Corporation’s common stock that will be immediately vested. The Option will have an exercise price equal to the fair market value of the Corporation’s common stock on the date of grant. [Both equity grants are subject to the approval of the Compensation Committee.]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On July 29, 2005, the Bank appointed Galan G. Daukas as Executive Vice President of Wealth Management of the Corporation and the Bank effective August 30, 2005. Mr. Daukas will be responsible for the executive leadership of the Wealth Management division, which will consist of the Bank’s Trust and Investment area, Phoenix Investment Management group, and Weston Financial.

Item 8.01 Other Events

On August 3, 2005, the Corporation issued a press release announcing Mr. Daukas’ appointment as its Executive Vice President of Wealth Management effective on August 30, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: August 3, 2005	By:	/s/ John C. Warren
John C. Warren
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 3, 2005